                                  SCHEDULE 14A
                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT


                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. )

  Filed by the registrant /X/

  Filed by a party other than the registrant / /

Check the appropriate box:

    /X/  Preliminary proxy statement          / / Confidential for use of the
                                                  Commission Only (as permitted
                                                  by Rule 14a-6(e)(2))
   / /  Definitive proxy statement

   / / Definitive additional materials

   / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                              LCS INDUSTRIES, INC.
______________________________________________________________________________
                (Name of Registrant as Specified in Charter)

                              LCS INDUSTRIES, INC.
______________________________________________________________________________
       Name of Person(s) Filing Proxy Statement, if Other than Registrant)

Payment of filing fee (Check the appropriate box):

  /X/ No fee required

  / / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and  0-11.

   1) Title of each class of securities to which transaction applies:

   ___________________________________________________________________________
   2) Aggregate number of securities to which the transaction applies:

   ___________________________________________________________________________
   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

   ___________________________________________________________________________
   4) Proposed maximum aggregate value of transaction:

   ___________________________________________________________________________
   5) Total fee paid:

   ___________________________________________________________________________


   / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

   1) Amount previously paid:

   ___________________________________________________________________________
   2) Form, schedule or registration statement no.: Schedule 14A

   ___________________________________________________________________________
   3) Filing Party: LCS Industries, Inc.

   ___________________________________________________________________________
   4) Date Filed:

                               December 17, 1996
   ___________________________________________________________________________

                             LCS INDUSTRIES, INC.
                              120 BRIGHTON ROAD
                        CLIFTON, NEW JERSEY 07012-1694

                                                             December 30, 1996
Dear Stockholder:

   You are invited to attend the 1997 Annual Meeting to be held on February 11, 1997 in Weehawken, New Jersey.

    Information about the Annual Meeting, including a listing and discussion of the matters on which the stockholders of the Company will act, is set forth in the accompanying Notice of Annual Meeting and Proxy Statement.

   Whether or not you plan to attend the Meeting, you can be assured your shares are represented at the Meeting by promptly completing, signing, dating and returning your proxy form in the enclosed envelope.

                                               Cordially,

                                               /s/ Arnold J. Scheine

                                               Arnold J. Scheine,
                                               President

                             LCS INDUSTRIES, INC.
                              120 BRIGHTON ROAD
                        CLIFTON, NEW JERSEY 07012-1694
                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of LCS Industries, Inc.:

The Annual Meeting of Stockholders of LCS Industries, Inc. (the "Company") will be held at the offices of the Company's subsidiary, The SpeciaLISTS Ltd., located at 1200 Harbor Boulevard, Weehawken, New Jersey, on Tuesday, February 11, 1997 at 10:00 a.m., Eastern Standard Time, for the following purposes:

  1. To elect one Director to hold office until the Annual Meeting of Stockholders in 2000 and until his successor shall be elected and shall qualify;

  2. To ratify the appointment of Deloitte & Touche LLP to serve as the Company's independent auditors for the fiscal year ending September 30, 1997;

  3. To ratify the granting of non-qualified stock options to Mr. Arnold J. Scheine, President and Chief Executive Officer and Mr. Marvin Cohen, Senior Vice President and Secretary, to purchase 23,600 and 11,800 shares, respectively, of the Company's Common Stock, par value $.01;

  4.  To approve the 1996 Non-Employee Directors Stock Option Plan;

  5. To consider and act upon such other and further business as may properly come before the Meeting or any adjournments thereof.

Only stockholders of record as of the close of business on December 16, 1996 holding certificates reflecting the two-for-one reclassification of the Company's Common Stock effective June 1, 1983, are entitled to notice of, and to vote at, the Meeting.

                                                 Marvin Cohen
                                                 Secretary
December 30, 1996

                             LCS INDUSTRIES, INC.
                              120 BRIGHTON ROAD
                        CLIFTON, NEW JERSEY 07012-1694
                              DECEMBER 30, 1996
                               PROXY STATEMENT
                 FOR THE 1997 ANNUAL MEETING OF STOCKHOLDERS

   The Board of Directors (the "Board") of LCS Industries, Inc. (the
"Company") solicits your proxy for use at the 1997 Annual Meeting of Stockholders (the "Meeting") and any adjournment or adjournments thereof. The approximate date on which this Proxy Statement is first being sent to the stockholders is December 30, 1996. If a stockholder specifies on the proxy form a choice with respect to the proposals hereinafter set forth, the stock will be voted accordingly. In the absence of specific instructions, proxies will be voted (i) FOR the election of the one proposed Director recommended by the Board (Proposal 1), (ii) FOR the proposal to ratify the selection of Deloitte & Touche LLP by the Board as independent auditor of the Company for the 1997 fiscal year (Proposal 2), (iii) FOR the proposal to ratify the granting of non-qualified stock options to Messers. Scheine and Cohen to purchase 23,600 and 11,800 shares, respectively, of the Company's Common Stock, par value $.01 (Proposal 3) and (iv) FOR the approval of the 1996
Non-Employee Directors Stock Option Plan (Proposal 4).

   Only stockholders of record at the close of business on December 16, 1996 (the "Record Date") are entitled to vote at the Meeting, provided, that in connection with a two-for-one reclassification provided for in the Restated Certificate of Incorporation adopted by the stockholders on May 24, 1983, stockholders who had not exchanged their old certificates for certificates representing reclassified shares as of the Record Date are not entitled to vote their shares at the Meeting. A list of stockholders of the Company entitled to vote at the Meeting may be examined by any stockholder for any purpose germane to the Meeting during ordinary business hours on or after December 23, 1996, at the offices of The SpeciaLISTS Ltd. located at 1200 Harbor Boulevard, Weehawken, New Jersey. Of the actions proposed to be taken at the Meeting by a vote of the stockholders, the election of the Director will require the approval of a plurality of the votes cast. All other proposals will require the approval of a majority of shares present in person or represented by proxy at the Meeting and entitled to vote. As of the Record Date, there were outstanding 4,604,005 shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), of which the holders of 4,566,359 shares are entitled to vote at the Meeting. Each share of Common Stock entitled to vote at the Meeting is entitled to one vote. The Common Stock is the only issued and outstanding voting security of the Company.

   In addition to the use of the mails, the solicitation of proxies may be made in person or by telephone, telecopy or telegraph by officers or regular employees of the Company or its subsidiaries, none of whom will receive any additional remuneration therefor. The costs of solicitation will be borne by the Company, and the Company will reimburse brokerage houses, banks, custodians, nominees and fiduciaries for forwarding proxy material to beneficial owners of stock. Proxies are revocable at any time prior to the voting at the Meeting. The right to revoke a proxy prior to its use is not subject to any limitation or condition.

               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                AND MANAGEMENT

   The following table sets forth, to the knowledge of the Company, certain information regarding the beneficial ownership of the Company's Common Stock as of November 29, 1996 (except as otherwise noted in footnote (5) to such table): (i) by each person or group known by the Company to own beneficially more than five percent of the Company's Common Stock; (ii) by each Director of the Company; (iii) by each of the five most highly compensated executive officers and other significant employees (the "named executive officers") of the Company during the fiscal year ended September 30, 1996; and (iv) by all officers, Directors and all other significant employees of the Company as a group.

                                             Number of               Percent
Name and Address(1)                           Shares(2)             of Class
 -------------------------------            ------------            ----------

Arnold J. Scheine
  120 Brighton Road
  Clifton, New Jersey 07012                   663,380(3)              13.4%

Marvin Cohen
  120 Brighton Road
  Clifton, New Jersey 07012                   421,936(4)               9.0%

Heartland Advisors, Inc.
  William J. Nasgovitz,
  President
  790 North Milwaukee Street
  Milwaukee, Wisconsin 53202                  557,360(5)              12.1%

Bernard Ouziel
  120 Brighton Road
  Clifton, New Jersey 07012                    86,800                  1.9%

Joseph R. Barbaro
  1140 Avenue of the Americas
  New York, NY 10036                            4,000                  0.1%

Gerald A. King
  97 Commerce Way
  Dover, Delaware 19904                       237,298                  5.2%

Lon Mandel
  1200 Harbor Boulevard
  Weehawken, New Jersey 07087                  24,254                  0.5%

                                             Number of               Percent
Name and Address((1))                       Shares((2))             of Class
 -------------------------------            ------------            ----------

Phyllis Stein
  1200 Harbor Boulevard
  Weehawken, New Jersey 07087                   17,051                 0.4%

William Rella
  120 Brighton Road
  Clifton, New Jersey 07012                    150,629                 3.2%

All officers, Directors and
  other significant employees
  as a group (11 persons)                    1,663,402                32.3%

------
(1) Unless otherwise indicated, the named beneficial owner possesses sole voting and dispositive power with respect to the shares.

(2) Assumes exercise of incentive stock options presently outstanding and exercisable within 60 days as follows: Mr. Scheine - 330,000; Mr. Cohen - 83,000; Mr. Ouziel - 47,200; Mr. Rella - 64,000; all officers, Directors and other significant employees, as a group 554,350.

(3) Includes 7,330 shares of Common Stock owned of record and beneficially by Mr. Scheine's wife as to which shares he disclaims beneficial ownership and 175,000 shares of Common Stock registered in the name of HAS Investments, L.P., a limited partnership created for estate planning purposes.

(4) Includes 2,200 shares of Common Stock owned of record and beneficially by Mr. Cohen's wife as to which shares he disclaims beneficial ownership.

(5) Based on information obtained directly from Heartland Advisors, Inc. as of November 25, 1996.

                                  PROPOSAL 1
                             ELECTION OF DIRECTOR

   The Board of Directors is composed of four members. The Restated Certificate of Incorporation and By-laws of the Company divide the Board into three classes, as nearly equal in size as possible, with one class of Directors elected each year for a three-year term. It is intended that the shares of stock represented by the proxies will, unless such authority is withheld, be voted in favor of the following person as a Class II Director of the Company, to hold office until the Annual Meeting of Stockholders in 2000 and until his successor shall be elected and shall qualify:

   Bernard Ouziel - age 58. A Director since 1983; Mr. Ouziel has been a practicing attorney in private practice for more than the last five years.

                            THE BOARD RECOMMENDS A
                       VOTE FOR THE NOMINEE NAMED ABOVE

   The terms of office of the following Directors will continue beyond the
Meeting:


   Arnold J. Scheine - age 59 - President and a Director since 1969. Mr. Scheine's term will expire in 1998.

   Marvin Cohen - age 62 - Senior Vice President and Secretary since 1981 and a Director since 1969. Mr. Cohen's term will expire in 1998.

   Joseph R. Barbaro - age 51 - a Director since 1996; Mr. Barbaro has been a partner in the accounting firm of Phillips Gold and Company, LLP for more than the last five years. Mr. Barbaro's term will expire in 1999.

   Mr. Ouziel performed legal services for the Company during the fiscal year ended September 30, 1996 and was paid therefor the aggregate sum of $58,144. The firm of Phillips Gold and Company, LLP, of which Mr. Barbaro is a partner, performed accounting, tax and other consulting services during the fiscal year ended September 30, 1996 and was paid therefor the aggregate sum of $143,467.

   There are no family relationships between or among any Directors, executive officers or other significant employees of the Company.

COMMITTEES AND MEETINGS OF THE BOARD

   The business and affairs of the Company are managed under the direction of the Board of Directors. The Board has responsibility for establishing broad corporate policies and for the overall performance of the Company rather than day-to-day operating details. Members of the Board are kept informed of the Company's business by various reports and documents sent to them each month, as well as by reports presented at meetings of the Board and its committees by officers and employees of the Company and its subsidiaries. During fiscal 1996, the Board met nine times (including actions by unanimous written consent). All the Directors attended all of the meetings of the Board and each committee on which he sat during such year. During Fiscal 1996, the Board had five committees: the Audit Committee, the Compensation Committee, the Stock Option Committee, which administers the 1983 and 1993 Incentive Stock Option Plans (the "ISO Plans"), the 1994 Employee Stock Purchase Plan Committee and the 1993 Non-Employee Directors Stock Option Committee. Messers. Barbaro, as chairman, and Ouziel were members of the Audit Committee, Messers. Ouziel, as chairman, and Barbaro were members of the Compensation and Stock Option Committees, Messrs. Scheine, as chairman, and Ouziel were members of the 1994 Employee Stock Purchase Plan Committee and Messrs. Scheine, as chairman, and Cohen were members of the 1993 Non-Employee Directors Stock Option Committee. The Audit Committee, which met once during fiscal 1996, generally reviews the scope and procedures of the audit activities of the auditors and reports on their examinations. It also reviews reports, if any, from the Company's financial management and independent auditors on compliance with corporate policies and the adequacy of the Company's internal accounting controls. The Compensation Committee, which administers and reviews the compensation of senior management and the Company's benefits plans, met one time. During Fiscal 1996, the 1994 Employee Stock Purchase Plan Committee, the Stock Option Committee and the 1993 Non-Employee Directors Stock Option Plan Committee each met one time.

COMPENSATION OF DIRECTORS

   Each director who is not an officer of the Company receives a $5,000 annual director's fee and a $500 fee for each meeting he attends. Directors who are officers of the Company do not receive additional compensation for service as directors. In addition, pursuant to the terms of the Company's 1993 Non-Employee Directors Stock Option Plan, on the fifth business day following the public release of the Company's annual earnings for any fiscal year in which the sales and net income per share of Common Stock increases by more than 5% over the prior fiscal year, each non-employee director, who has been a non-employee director at all times during the fiscal year, shall be granted a non-qualified option to purchase 5,000 shares of the Company's Common Stock. Each such option shall be exercisable pro rata over the five year period following, and shall have an exercise price per share equal to the fair market value of the Common Stock on, the date of grant. Based on 1996's results, options covering 5,000 shares are issuable under the 1993 Plan, as presently in effect. If Proposal 4 is approved by the stockholders at the annual meeting, 22,000 shares will be issuable.

                     REPORT OF THE COMPENSATION COMMITTEE

   In order to attract, retain and motivate executives who will contribute to the Company's success, the Company's executive compensation philosophy is to provide competitive pay for competitive performance and superior pay for superior performance.

   To create a structure of compensation that achieves these critical goals, the Compensation Committee relies on:

  -- A performance review system that provides a forum for dialogue and relates salary increases to competitive conditions and bonuses to performance.

  -- A program for providing long-term incentive opportunities in the form of stock options that relate executive awards directly and solely to stockholder gains.

THE COMPENSATION PROGRAM IN GENERAL

   The Company's executive pay program is made up of the following elements:

   Base Salary. Salaries of the named executive officers are listed in the Summary Compensation Table. The following considerations are used in determining the appropriate salary level: (a) their experience; (b) their level of responsibility for corporate results and functions; and (c) external pay practices.

   Bonuses. Bonuses paid to the named executive officers are also listed in the Summary Compensation Table. The following considerations are used in determining the appropriate bonuses: (a) employment agreements in effect; (b) the individual's performance and contribution to the Company's goals; and (c) the overall profitability of the Company.

   Stock Options. Stock options encourage and reward effective management and employee performance resulting in long-term corporate financial success, as measured by stock price appreciation. Stock options only have value to the recipient if the price of the Company's stock appreciates in value from the date the stock options are granted, a benefit in which the Company's stockholders participate as well.

                                          Sincerely,

                                          Bernard Ouziel, Chairman

                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

   The following table sets forth, for the fiscal years indicated, the cash and other compensation provided by the Company and its subsidiaries to each of the named executive officers of the Company in all capacities in which they served.

                          SUMMARY COMPENSATION TABLE

                                                                                   Long Term        All Other
                                                 Annual Compensation              Compensation     Compensation
                                      ---------------------------------------    --------------   --------------
                                                                Other Annual         Awards
         Name and            Fiscal     Salary       Bonus      Compensation        Options
    Principal Position        Year        ($)         ($)            ($)            (#)(1,2)          ($)(3)
 ------------------------   --------   ---------    ---------   --------------   --------------   --------------
ARNOLD J. SCHEINE             1996      550,299(4)  369,871(4)        0                   0           16,218
President & Chief             1995      356,776     330,500           0             226,000           15,352
Executive Officer             1994      309,518           0           0              44,000           15,332
MARVIN COHEN                  1996      274,143     125,457           0                   0           16,965
Senior Vice President &       1995      242,464     124,650           0              22,000           15,950
Secretary                     1994      217,509           0           0              11,000           16,003
WILLIAM RELLA                 1996      360,000     437,576           0                   0           14,679
President-Fulfillment         1995      240,000     437,500           0              80,000           14,679
Services                      1994      240,000      34,485           0                   0           14,679
LON MANDEL                    1996      180,000     506,609           0                   0            2,876
President and CEO,            1995      180,000     503,251           0                   0            2,310
The SpeciaLISTS Ltd.          1994      190,000     420,292           0              11,000            2,790
PHYLLIS STEIN                 1996       96,803     207,191           0                   0            2,916
President-List Brokerage      1995      157,850     227,940           0                   0            1,985
The SpeciaLISTS Ltd.          1994      146,534     172,493           0               5,500            2,662
 ------------------------   --------   ---------    ---------   --------------   --------------   --------------

------
(1) The Company does not grant SARs. All options granted were incentive or non-qualified stock options.

(2) Stock options for the 1995 and 1994 fiscal years have been adjusted, where appropriate, to give effect to the 10% stock dividend paid in January, 1995 and the 2 for 1 stock split paid as a 100% stock dividend on October 24, 1995.

(3) Consists of (i) with the exception of Mr. Rella, the Company's matching contribution to the Company's 401(k) Plan and (ii) as to Messrs. Scheine, Cohen and Rella, the total premiums on split-dollar insurance policies during such fiscal year.

(4) Effective October 1, 1995, the Company and a wholly owned group company entered into three year employment agreements with Mr. Scheine. The annual base salaries under the agreements aggregate $545,000, along with other benefits as are customarily given to executives of the Company. Mr. Scheine will receive an annual bonus equal to two percent of the first five million dollars of pre-tax income and three percent of pre-tax income in excess of five million dollars. If the bonus reaches $500,000, a new formula will be negotiated for any excess amount. In addition, a $6,000 loan previously made to Mr. Scheine was forgiven.

STOCK OPTION GRANTS

   No options were granted during the company's last fiscal year to the named executive officers.

STOCK OPTIONS EXERCISES AND HOLDINGS

   The following table sets forth information concerning stock options exercised during the last fiscal and stock options held as of the end of the last fiscal year by the named executive officers.

             AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                        FISCAL YEAR-END OPTIONS VALUES

                                                                                     Value of Unexercised
                                                             Number of Unexercised   In-the-Money Options
                                                                   Options at                 at
                                                                   FY-End (#)             FY-End ($)

                     Shares Acquired on    Value Realized         Exercisable/           Exercisable/
       Name             Exercise (#)            ($)              Unexercisable           Unexercisable
 -----------------   ------------------   ----------------    ---------------------   --------------------
Arnold J. Scheine               0                    0              440,000/ 50,000   3,009,600/412,500
Marvin Cohen                    0                    0              149,000/ 25,000   1,142,570/206,250
William Rella             132,000            2,438,702               64,000/104,000     505,984/515,984
Lon Mandel                 11,000              251,625                            0                 0/0
Phyllis Stein               5,500              125,813                            0                 0/0
 -----------------   ------------------   ----------------    ---------------------   --------------------

THE 1983 AND 1993 INCENTIVE STOCK OPTION PLANS

   The Company's 1983 ISO Plan expired on May 24, 1993, and the Company's 1993 ISO Plan was adopted by the stockholders of the Company in March 1993 to replace it. Both ISO Plans are qualified plans under section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Under the 1983 ISO options for 341,200 shares were exercised during the period ended November 29, 1996 and 224,700 were outstanding as of November 29, 1996. The 1993 ISO Plan authorizes the granting of options to purchase up to 2,200,000 shares of Common Stock until November 3, 2002. As of November 29, 1996, options to purchase an aggregate of 690,087 shares of Common Stock had been granted under the 1993 ISO Plan and 606,373 options were outstanding. During the period ended November 29, 1996, 40,463 options had been exercised.

401 (K) RETIREMENT SAVINGS PLAN

   During fiscal 1991, the Company established the LCS Industries Inc., Employee Retirement Savings Plan (the "401(k) Plan"). The 401(k) Plan allows employees of the

Company to defer a portion of their compensation on a pre-tax basis through contributions to the 401(k) Plan. For the period January 1, 1996 to June 30, 1996, the Company provided a matching contribution to a maximum of 35% of the employee's first 6% contributed. For the remainder of fiscal year 1996, the matching contribution was to a maximum of 25% of the employee's first 6% contributed. The Company's matching contribution to the 401(k) Plan amounted to $196,000 during the 1996 fiscal year. The Company may also make a discretionary contribution to the 401(k) Plan. In the fiscal year ended September 30, 1996, no discretionary contributions were made to the 401(k) Plan.

1994 EMPLOYEE STOCK PURCHASE PLAN

   At the annual meeting of stockholders in March 1994, the 1994 Employee Stock Purchase Plan was adopted. The Plan provides eligible employees of the Company and its subsidiaries the opportunity to acquire up to 300,000 shares of Common Stock. Purchases are made on a monthly basis through payroll deductions of from 1% to 10% of eligible compensation. Shares are offered at a 15% discount from the closing price on the last trading date of each month with no brokerage commissions. A total of 9,968 shares were purchased during the fiscal year ended September 30, 1996.

COMPANY PERFORMANCE

   The graph and table below compares for each of the last five fiscal years the cumulative total return of the Company, The Nasdaq Stock Market(SM) and a peer group (19 companies) comprising companies within SIC code 7374. The cumulative total returns of Company Common Stock and the two comparative indices assume $100 invested in each on September 30, 1991 and also assume reinvestment of dividends.


                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
          AMONG LCS INDUSTRIES, INC., THE NASDAQ STOCK MARKET-US INDEX
                                AND A PEER GROUP

     900|------------------------------------------------------------------|
        |                                                                  |
        |                                                 *                |
     800|------------------------------------------------------------------|
        |                                                                  |
        |                                                           *      |
     700|------------------------------------------------------------------|
        |                                                                  |
        |                                                                  |
 D   600|------------------------------------------------------------------|
 O      |                                                                  |
 L      |                                                                  |
 L   500|------------------------------------------------------------------|
 A      |                                                                  |
 R      |                                                                  |
 S   400|------------------------------------------------------------------|
        |                                                                  |
        |                                                           &      |
     300|------------------------------------------------------------------|
        |                                                 &         #      |
        |                                                 #                |
     200|------------------------------------------------------------------|
        |                         *&#         *&#                          |
        |              *&#                                                 |
     100|---*&#------------------------------------------------------------|
        |                                                                  |
        |                                                                  |
       0|----|----------|---------|-----------|-----------|---------|------|
            9/91       9/92      9/93        9/94       9/95       9/96


            * = LCS INDUSTRIES, INC.                  & = PEER GROUP
                           # = NASDAQ STOCK MRKT - US



                                            Year Ended September 30,
                                 ---------------------------------------------
                                 1991    1992    1993    1994    1995    1996
                                 ----    ----    ----    ----    ----    ----

LCS Industries*                  100     122     143     162     806     727

Peer Group&                      100     124     162     192     244     340

The Nasdaq Stock Market(SM)#     100     112     147     148     204     243

                                  PROPOSAL 2

                  RATIFICATION OF APPOINTMENT OF INDEPENDENT
                                   AUDITORS

   The Board recommends that the stockholders ratify its selection of Deloitte & Touche LLP, independent auditors, to audit the accounts of the Company for fiscal year 1997. Deloitte & Touche LLP has audited the accounts of the Company beginning with the fiscal year ended September 30, 1986. A representative of Deloitte & Touche LLP will be present at the Meeting, will have the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions raised at the Meeting. In the event that the stockholders do not ratify the selection of Deloitte & Touche LLP, the Board will reconsider the appointment.

                            THE BOARD RECOMMENDS A
               VOTE FOR THE APPOINTMENT OF INDEPENDENT AUDITORS

                                  PROPOSAL 3

                    RATIFICATION OF GRANTING NON-QUALIFIED
                                STOCK OPTIONS

   The Board recommends that the stockholders ratify the granting of non-qualified options (the "Excess Options") to Mr. Arnold J. Scheine, President and Chief Executive Officer, and Mr. Marvin Cohen, Senior Vice President and Secretary, to purchase 23,600 and 11,800 shares, respectively, of the Company's Common Stock. The Excess Options consist of that portion of the non-qualified 10-year options granted to Mr. Scheine and Mr. Cohen on February 6, 1995 to purchase 50,000 and 25,000 shares, respectively, (the
"1995 Options") which in the aggregate exceeded one percent of the Company's voting outstanding shares of Common Stock as of that date. The Excess Options are exercisable at $5.75 per share (the fair market value on the date of grant) with 25% of each Excess Option vesting on the date of stockholder approval, and an additional 25% of each Excess Option vesting on April 1, July 1 and October 1, 1997. In March, 1996, the Company was advised that, in accordance with Schedule D of The Nasdaq Stock Market(SM) By-laws, the granting of options in excess of one percent of the Company's voting outstanding shares of Common Stock requires stockholder approval. Stockholders are not being asked to ratify or approve the grant of any portion of the 1995 Options except the Excess Options to purchase an aggregate of 35,400 shares of the Company's Common Stock. In the event stockholders fail to ratify the grant of the Excess Options, the Excess Options will be cancelled and the remaining
1995 Options granted to Messrs. Scheine and Cohen to purchase 26,400 and 13,200 shares, respectively, which are fully vested, will remain in full force and effect. All information in the foregoing paragraph has been adjusted to reflect the 2 for 1 stock split paid as a 100% stock dividend on October 24, 1995. The 1995 Options were granted in recognition of their continued contributions to the Company's growth and success and, therefore, your ratification of the granting of the Excess Options is requested.

                            THE BOARD RECOMMENDS A
             VOTE FOR THE GRANTING OF NON-QUALIFIED STOCK OPTIONS

                                  PROPOSAL 4

        APPROVAL OF THE 1996 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

   The Board recommends that the stockholders approve the Company's 1996 Non-Employee Directors Stock Option Plan (the "1996 Directors Plan") to replace the 1993 Non-Employee Directors Stock Option Plan (the "1993 Directors Plan"). The 1996 Plan will permit the grant of options for an aggregate of 250,000 shares of the Company's Common Stock to Directors who are not employees of the Company. If the stockholders approve the 1996 Directors Plan, the 1993 Directors Plan will be terminated retroactive to September 30, 1996.

   The Board believes that the adoption of the 1996 Directors Plan to replace the 1993 Directors Plan will permit the Company to more effectively compete with other organizations offering similar plans in attracting and retaining directors of exceptional talent who are able to make important contributions to the Company by giving them a direct and long-term interest in the Company's future success. The Board of Directors believes that approval of the 1996 Directors Plan is in the best interests of the Company and its stockholders and is necessary to redress the unintended unfairness to eligible Directors under the 1993 Directors Plan in that the 5,000 shares of Common Stock to be covered by each grant would become less valuable as the Company declared stock dividends and stock splits. The 1996 Directors Plan would eliminate this unfairness by adjusting the awards with respect to each of the Company's fiscal years commencing after September 30, 1995 to reflect the 10% stock dividend paid on January 30, 1995 and the 2 for 1 stock split in the form of a 100% stock dividend paid on October 24, 1995. The full text of the 1996 Directors Plan is attached as Annex A, and reference is made thereto for a complete statement of its terms. Below is a brief description of the principal features of the 1996 Directors Plan.

GENERAL INFORMATION ABOUT THE 1996 DIRECTORS PLAN

   The purpose of the 1996 Directors Plan is to encourage the long-term growth of stockholder value by offering incentives to non-employee directors in addition to their cash fees. In addition, the 1996 Directors Plan is intended to permit the Company to compete with other organizations offering similar plans in attracting and retaining directors of exceptional talent who are able to make important contributions to the Company by giving them a direct and long-term interest in the Company's future success.

ADMINISTRATION

   The 1996 Directors Plan will be administered by the Directors Plan Compensation Committee of the Board of Directors (the "Directors Plan Committee"). Members of the Directors Plan Committee are not eligible to participate in the 1996 Directors Plan and must number not less than two directors.

   The Directors Plan Committee has broad authority to construe and interpret the 1996 Directors Plan, to define the terms used in it, to prescribe, amend and rescind rules and regulations relating to the administration of the 1996 Directors Plan, and to make all other determinations necessary or advisable for the administration of the 1996 Directors Plan.

ELIGIBILITY

   Persons eligible to receive awards under the 1996 Directors Plan must be non-employee directors on the date of grant of an award but cannot have been employees of the Company or any of its subsidiaries at any time during the fiscal year of the Company immediately preceding the date of grant.

TIMING AND AMOUNT OF AWARDS

   Each eligible director shall be granted (with respect to the Company's fiscal year ended September 30, 1996) an award of and option to purchase 11,000 shares of the Company's Common Stock on the date of stockholder approval of the 1996 Directors Plan. Each eligible director shall also be granted an award of and option to purchase 11,000 shares (subject to antidilution adjustments) of the Company's Common Stock on the fifth business day following the public release of the Company's annual earnings for any fiscal year commencing after September 30, 1996 in which the sales and net income per share of Common Stock increases by more than 5% over the prior fiscal year subject to antidilution adjustments.

STOCK SUBJECT TO THE 1996 DIRECTORS PLAN

   Shares of the Company's authorized but unissued Common Stock or shares of Common Stock reacquired by the Company may be issued upon exercise of options under the 1996 Directors Plan. The aggregate number of shares of stock to be issued upon exercise of options granted under the 1996 Directors Plan may not exceed 250,000 shares subject to antidilution adjustments. If any option lapses or terminates for any reason without having been fully exercised, the shares subject to the option again become available for future awards.

TERMS OF OPTIONS

   Options granted under the 1996 Directors Plan shall be non-qualified stock options. The exercise price of all options will be equal to 100% of the fair market value of the Common Stock on the date of grant.

   Stock options shall be exercisable pro rata annually over the five year period following the date of grant. The purchase price of the stock purchased upon exercise of any option must be paid in full in cash or by check at the time of each exercise of the option or by certificates for Common Stock or a combination of each. Option holders are protected by antidilution adjustments in the event of a stock dividend, recapitalization, merger, consolidation, split-up, combination or exchange of shares or the like.

TERMINATION OF RELATIONSHIP

   An option granted under the 1996 Directors Plan shall not be transferable by the optionee other than by will or by the laws of descent and distribution. During his lifetime, each such option shall be exercisable only by the optionee to whom granted.

   If any optionee ceases to be a director of the Company by reason of his death or disability, his options may thereafter be exercised only to the extent to which each was exercisable at the time of his death or disability or for two years thereafter whichever period is shorter. If an optionee ceases to be a director of the Company for any reason other than death or disability, his options may thereafter be exercised to the extent it was exercisable at the time he ceased to be a director but no longer than three months after he ceased to be a director.

AMENDMENT AND TERMINATION

   Awards may be granted under the 1996 Directors Plan any time within the ten year period following the effective date of the plan. The Directors Plan Committee may at any time suspend, amend or terminate the 1996 Directors Plan. However, except for certain adjustments made in the event of a change in the outstanding shares of the Company's Common Stock, no amendments may be adopted that would cancel or impair any previously granted option, or that would materially increase the total number of shares which may be issued under the 1996 Directors Plan, change those eligible to receive Awards, or materially increase the benefits accruing to holders of options under the 1996 Directors Plan without the consent of the Company's Stockholders.

FEDERAL INCOME TAX CONSEQUENCES

   Under current law, there will be no federal income tax consequences to either the optionee or the Company upon the grant of a non-qualified stock option. On the exercise of a non-qualified stock option, the optionee has taxable income equal to the excess of the fair market value of the shares on the exercise date over the exercise price of the option. The Company will be entitled to a tax deduction in an amount equal to the optionee's taxable income.

                            THE BOARD RECOMMENDS A
                 VOTE FOR APPROVAL OF THE 1996 DIRECTORS PLAN

                        ANNUAL REPORT TO STOCKHOLDERS

   The annual report to stockholders concerning the operations of the Company for the fiscal year ended September 30, 1996, including financial statements for that year, accompanies this proxy statement. Such report is not to be treated as part of these proxy soliciting materials. The Company will provide to each stockholder, on written request addressed to the Director of Investor Relations, a copy of the Company's most recent Annual Report on Form 10-K as filed with the Securities and Exchange Commission including the financial statements and schedules thereto.

              COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

   Section 16(a) of the Securities exchange Act of 1934 requires the Company's executive officers and directors and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the

Securities and Exchange Commission and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all
Section 16(a) forms they file.

   Based solely upon a review of the copies of such forms furnished to the Company and any written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that during fiscal 1996 all filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were complied with, except for one officer. Such person was Kathryn Barber, former President of the Outbound Telemarketing Services Division, who filed, however, not on a timely basis, three Form 4's relating to her beneficial sale of 13,200 shares of Common Stock.

                                OTHER MATTERS

   The Board does not intend to bring any other matters before the Meeting and, at the time of filing this Proxy Statement with the Securities and Exchange Commission, is not aware that any other matters are to be presented for action at the Meeting by others. If Mr. Ouziel is unavailable for election as Director, or if any other matters properly come before the Meeting, it is intended that the shares represented by proxies will be voted with respect thereto in accordance with the judgment of the person or persons voting the proxies.

                            STOCKHOLDER PROPOSALS

   Stockholder proposals for inclusion in the Company's proxy material relating to its 1998 Annual Meeting of Stockholders must be received by the Company no later than August 31, 1997. Any such proposal must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934.

   Proposals should be addressed to: Secretary of the Company, 120 Brighton Road, Clifton, New Jersey 07012-1694.

                                            By Order of the Board of Directors

                                            Marvin Cohen
                                            Secretary

                                                                         ANNEX A

                             LCS INDUSTRIES, INC.

                1996 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

    1. Purposes. The purposes of the 1996 Non-Employee Directors Stock Option Plan (the "Plan") of LCS Industries, Inc., a Delaware corporation (the "Company"), are to enable the Company to attract and retain independent directors and to provide such directors with additional incentives to promote the interests of the Company and its stockholders.

    2. Definitions. For purposes of the Plan, the following terms shall be defined as set forth below:

        a. "Award" means Stock Options granted to eligible Non-Employee Directors of the Company.

        b. "Board" means the Board of Directors of the Company.

        c. "Code" means the Internal Revenue Code of 1986, as amended.

        d. "Committee" means the Committee referred to in Section 3 of the Plan. If at any time no Committee shall be in office, then the functions of the Committee specified in the Plan shall be exercised by those members of the Board who ANNEX A are not eligible to participate in the Plan.

        e. "Company" means LCS Industries, Inc., a corporation organized under the laws of the State of Delaware (or any successor corporation).

        f. "Disability" means a permanent and total disability as determined under the Company's long-term disability program or if no such program has been adopted, for purposes of the Plan, "Disability" shall mean the continuous absence of a director for 187 consecutive days or more due to physical or mental illness or incapacity.

        g. "Fair Market Value" means the value of a share of Common Stock on a particular date, determined as follows: (i) if the Common Stock is listed on such a date on one or more national securities exchanges or is quoted on NASDAQ, the last reported sales price of a share of Common Stock on such date as recorded on the composite tape system, or, if such system does not cover the Common Stock, the last reported sale price of a share of Common Stock on such date on the principal national securities exchange on which the Common Stock is listed, or if the Common Stock is not listed on any national securities exchange on such date, the last reported sale price of a share of Common Stock on such date as reported by NASDAQ, or, if no sale of Common stock took place on such date, the last reported sale price of a share of Common Stock on the most recent day on which a sale of a share of Common Stock took place as recorded by such system or on such exchange or as reported by NASDAQ, as the case may be, or (ii) if the Common Stock is neither listed on such date on a national securities exchange nor quoted on NASDAQ, as determined by the Committee.

        h. "NASDAQ" means the Automated Quotation System of the National Association of Securities Dealers, Inc.

        i. "Non-Employee Directors" means directors of the Company who are neither officers nor full-time employees of the Company or any direct or indirect subsidiary of the Company.

        j. "Non-Qualified Stock Option" means any Stock Option that is not an incentive stock option within the meaning of Section 422 of the Code.

        k. "Participant" means a Non-Employee Director to whom an Award has been granted.

        l. "Stock" or "Common Stock" means the Common Stock, $.01 par value, of the Company.

        m. "Stock Option" means any option to purchase shares of Stock granted pursuant to Section 6 below.

        n. "Subsidiary" means any corporation of which more than 50% of the outstanding stock having ordinary voting power to elect a majority of the board of directors of such corporation is at the time directly or indirectly owned by the Company or by one or more of its subsidiaries.

    3. Administration.

      a. The Plan shall be administered by a committee (the "Committee") of the Board consisting of not less than two directors who are not eligible to participate in the Plan.

      b. The interpretation and construction by the Committee of any provisions of the Plan or any Award granted under it shall be final, binding and conclusive on all parties in the absence of manifest error. The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreements related thereto), and to otherwise administer the Plan. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it.

      c. All actions of the Committee with respect to the Plan shall require the vote of a majority of its members or, if there are only two members, by the vote of both.

    4. Eligibility; Timing and Amount of Awards. The persons who shall be eligible to receive Awards under the Plan shall be those directors of the Company who are Non-Employee Directors at the date of grant of an Award and who were non employees of the Company or any of its Subsidiaries at any time during the fiscal year of the Company immediately proceeding such date of grant. Subject to the provisions of Section 5(d) hereof, each Non-Employee Director shall be granted an Award covering 11,000 shares of Common Stock on the date the Plan is approved by the stockholders of the Company and on the fifth business day following the public release of the Company's annual earnings with respect to any fiscal year of the Company commencing after September 30, 1996 in which the sales and net earnings per share of Common Stock increased by more than 5% over the prior fiscal year.

    5. Stock; Adjustment upon Certain Events.

      a. The Stock subject to the Awards granted under the Plan shall be shares of the Company's authorized but unissued Common Stock or shares of Common Stock reacquired by the Company.

      b. Subject to the provisions of Sections 5(d), 5(e) and 5(f) hereof, the aggregate number of shares of Common Stock that may be issued pursuant to Awards granted under the Plan shall not exceed 250,000 shares of Common Stock. In the event that any outstanding Award or portion thereof is for any reason forfeited, cancelled or otherwise terminated prior to its exercise, the shares of Common Stock covered by such Award or portion thereof shall again be available for the grant of Awards under the Plan.

      c. No fractional shares of Common Stock shall be issued or transferred in connection with the exercise of any Award. In lieu thereof, the Company shall pay to the optionee a cash adjustment equal to the portion of the Fair Market Value of one share of Common Stock on the date of the Award represented by the fractional share of Common Stock which would otherwise be issued.

      d. In the event that, prior to the expiration of an Award theretofore granted, the Company shall effect a subdivision, recapitalization or consolidation of the shares of its Common Stock or the payment of a stock dividend in Common Stock upon such shares without the receipt of consideration, then (i) if such event shall result in an increase in the number of issued shares of Common Stock, the number of shares of Common stock covered by an Award shall be proportionately increased, the exercise price per share of Common Stock covered by the Award shall be proportionately reduced, and the number of shares of Common Stock which may be Awarded under the Plan shall be proportionately increased, and (ii) if such event shall result in a decrease in the number of issued shares of Common Stock, the number of shares of Common Stock covered by an Award shall be proportionately decreased, the exercise price per share of Common

         Stock covered by an Award shall be proportionately increased and the number of shares of Common Stock which may be awarded under the Plan shall be proportionately decreased. In the event that, prior to the granting, as specified in the Plan, of all possible Awards, the Company shall effect a subdivision, recapitalization or consolidation of the shares of its Common Stock or the payment of a stock dividend in Common Stock upon such shares without the receipt of consideration, then (iii) if such event shall result in an increase in the number of issued shares of Common Stock, the number of shares covered by each ungranted Award shall be proportionately increased and (iv) if such event shall result in a decrease, the number of shares covered by each ungranted Award shall be proportionately decreased.

      e. In the event the Company shall be the surviving corporation in any merger, consolidation, combination or reorganization, each outstanding Award shall be deemed to pertain to and apply to the securities to which the recipient of the Award would have been entitled if the Award had been exercised in full immediately prior to such merger, consolidation, combination or reorganization of the Company, and shall otherwise be deemed to be fully effective without change.

      f. In the event the Company shall not be the surviving corporation in any merger, consolidation, combination or reorganization, or in the event the Company is to be dissolved or liquidated, then, unless the surviving corporation assumes the outstanding Awards or substitutes for the outstanding Awards new awards which are determined by the Board, in its sole discretion, to be substantially similar in nature and equivalent in terms and value, to the Awards then outstanding,
         (i) all restrictions and conditions (other than those required by applicable Federal or state securities laws or by the rules, regulations or other requirement of the Securities and Exchange Commission, NASDAQ or any stock exchange upon which the Common Stock is then listed) imposed on the transfer of any shares of Common Stock issued upon the previous exercise of Stock Options under the Plan shall lapse on a date fixed by the Board prior to the effective date of such transaction, dissolution or liquidation, (ii) the time at which all Awards under the Plan then outstanding may be exercised shall be accelerated and they shall become exercisable in full on or before the earlier of (A) a date fixed by the Board prior to the effective date of such transaction, dissolution or liquidation or
         (B) two business days prior to the effective date of such transaction, dissolution or liquidation, and (iii) upon the effective date of such transaction, dissolution or liquidation, any unexercised Awards under the Plan shall expire without additional compensation to the holder thereof.

      g. In the event of a change in the Common Stock as presently constituted, whereby all the authorized shares of Common Stock with par value are converted into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Stock for the purposes of the Plan.

      h. To the extent that the foregoing adjustments relate to Common Stock or other securities of the Company, such adjustments shall be made by the Committee, whose determination in this respect shall be final, binding and conclusive on all parties in the absence of manifest error.

      i. Except as expressly provided in this Section 5, the issuance by the Company of shares of Common Stock or of securities convertible into shares of Common Stock of any class for cash, property, labor or services upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or other securities, and in any case whether or not for Fair Market Value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to Awards theretofore granted, the exercise prices per share of Common Stock covered by Awards theretofore granted or the number of shares of Common Stock which may be awarded under the Plan.

      j. Except as expressly provided in this Section 5, no adjustment shall be made in the number of shares of Common Stock to which a Participant is entitled or in the number of shares of Common Stock subject to Stock Options which may be awarded under the Plan by reason of any dissolution, liquidation, merger or spinoff of assets or stock of another corporation, or by reason of any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class.

      k. The grant of an Award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

    6. Stock Options. All Stock Options granted under the Plan shall be Non-Qualified Stock Options and shall have the following terms and conditions.

      a. Option Price. The option price per share of Stock purchasable under a Stock Option shall be equal to 100% of the Fair Market Value of the Stock on the date of the grant of the option.

      b. Option Term. Subject to the provisions of paragraphs (f), (g) and
         (h) of this Section 6, each Stock Option shall be exercisable for a period of five years from the date the option is granted.

      c. Exercisability. Stock Options shall be exercisable in five equal installments as follows: as to one-fifth of the shares of Stock covered thereby upon grant and as to an additional one-fifth after each of the first, second, third and fourth anniversaries of the date of grant.

      d. Method of Exercise. Subject to Section 6(c) above, Stock Options may be exercised in whole or in part at any time during the option term by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased. Such notice shall be accompanied by payment in full of the purchase price, either by certified or bank check. As determined by the Committee at or after grant, payment in full or in part may also be made in the form of unrestricted Stock already owned by the Participant (based, in each case, on the Fair Market Value of the Stock on the date the Stock Option is exercised). No shares of Stock shall be issued upon the exercise of a Stock Option until full payment therefor has been made.

      e. Non-transferability of Options. No Stock Option shall be transferable by a Participant otherwise than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the optionee's lifetime, only by the Participant.

      f. Termination by Death. If a Participant dies, the Stock Option may thereafter be exercised, to the extent it was exercisable at the date of the Participant's death, by the legal representative of the estate of by the legatee of the Participant under the will of the Participant, for a period of two years from the date of such death or until the expiration of the stated term of the Stock Option, whichever period is the shorter.

      g. Termination by Reason of Disability. If a Participant ceases to be a director by reason of Disability, any Stock Option held by such Participant may thereafter be exercised, to the extent it was exercisable at the time the Participant ceased to be a director due to Disability, but may not be exercised after two years from the date the Participant ceased to be a director or the expiration of the stated term of the Stock Option, whichever period is the shorter; provided, however, that, if the Participant dies more than twelve months after the beginning of such two-year period, any unexercised Stock Option held by such Participant shall thereafter be exercisable to the extent it was exercisable at the time the Participant ceased to be a director due to Disability for a period of twelve months from the date of such death or for the stated term of the Stock Option, whichever period is the shorter.

      h. Termination for Other Reasons. If a Participant ceases to be a director of the Company for reasons other than as set forth in paragraphs (f) or (g) of this Section 6, any Stock Option held by such Participant may thereafter be exercised to the extent it was exercisable at the time the Participant ceased to be a director but may not be exercised after three months from the date the Participant ceased to be a director or the expiration of the stated term of the Stock Option, whichever period is the shorter; provided, however, that, if the Participant dies within such three-month period, any unexercised Stock Option held by such Participant shall thereafter be exercisable, to the extent it was exercisable at the time the Participant ceased to be a director, for a period of twelve months from the date of such death or for the stated term of the Stock Option, whichever period is the shorter.

    7. Rights as a Stockholder. A Participant or a permitted transferee of an Award shall have no rights as a stockholder with respect to any shares of Common Stock covered by a Stock Option until he becomes the holder of record of such shares of Common Stock. Except as provided in
       Section 5 hereof, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date the Participant becomes the holder of record of such shares of Common Stock.

    8. Termination, Amendment and Modification. Awards may be granted pursuant to the Plan from time to time within a period of ten years from the date on which the Plan becomes effective. The Committee may, at any time prior to that date, suspend or terminate the Plan and, at any time or from time to time, may amend or alter the Plan (including, without limitation, amendments deemed necessary or desirable by the Committee in order that the Awards shall conform to any change in applicable law or regulations or in any other respects; provided, however, that, (a) no such action shall cancel or impair any Award theretofore granted under the Plan; (b) except as provided in Section 5 hereof, without approval of the stockholders of the Company, no such action may materially increase the total number of shares of Common Stock which may be issued under the Plan, change the class of individuals eligible to receive Awards under the Plan, or materially increase the benefits accruing to the Participants hereunder, and (c) the provisions of the Plan fixing the selection of Participants, the granting and timing of Stock Options and the terms and conditions of such Stock Options shall not be amended (other than to comport with changes in the Code or the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder) more than once every six months.

    9. Investment Purposes. Each Award under the Plan shall be granted on the condition that the purchase of shares of Common Stock upon exercise of any Stock Option shall be for investment purposes only, and not with a view to resale or distribution, and each Participant shall execute a certificate, or such other documents as may be requested by the Company to such effect. Certificates for shares of Common Stock pursuant to the Plan shall bear such legend as the Board of the Committee, in its sole discretion, determines to be necessary or appropriate under Federal or state securities laws or to implement the provisions of any agreement between the Participant and the Company with respect to such shares of Common Stock. All certificates for shares of Common Stock delivered under the Plan pursuant to the exercise of a Stock Option shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, NASDAQ, any stock exchange upon which the Common Stock is then listed and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be placed on the certificates to the foregoing effect.

   10. Other Provisions. The agreements with respect to Awards authorized under the Plan shall contain such other provisions as the Committee shall deem advisable.

   11. Non-Exclusivity. The adoption of the Plan by the Board and the stockholders of the Company shall not create any limitations on the power of the Committee or the Board to adopt such other incentive arrangements as it may deem desirable including, without limitation, the granting or issuance of stock options, shares of Common Stock or other incentives otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

   12. General Provisions.

      a. The Company shall have the right to deduct withholding taxes, or to make such other provisions as it deems necessary or appropriate to satisfy its obligations to withhold Federal, state or local income or other taxes incurred by reason of payments or the issuance of shares of Common Stock in connection with Awards, including withholding the amount of such taxes from any other sums due or to become due from the Company or any of the Company's Subsidiaries to the Participant upon such terms and conditions as the Committee may prescribe.

      b. Each Participant shall furnish to the Committee his current address for the mailing of notices and delivery of Award agreements and shares of Common Stock. Any notice under the Plan shall be deemed to have been duly given if delivered, or deposited in the United States mails, first-class postage prepaid and addressed, to the person for whom intended at such address.

      c. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and the Plan shall be construed and enforced as if such provision had not been included.

      d. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipting therefor shall be deemed paid when paid to such person's guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Board, the Company and other parties with respect thereto.

      e. The headings and captions herein are provided for convenience only and shall not be employed in the construction of the Plan. As used in the Plan, the singular includes the plural and the masculine, feminine and neuter genders each includes the others.

      f. The Plan and all of the Awards granted hereunder shall be construed and enforced in accordance with the laws of the State of Delaware.

   13. Indemnification of the Committee and the Board. The members of the Committee and the Board shall be indemnified, to the full extent permitted by the Certificate of Incorporation and By-laws of the Company, in connection with any action, suit or proceeding or in connection with any appeal therein or settlement thereof, to which they or any of them may be a party by reason of any action taken or suffered or failure to act under or in connection with the Plan or any Award granted thereunder.

   14. Approval of Stockholders and Effective Date. The Plan shall not take effect until approved by the holders of the requisite majority of the outstanding shares of Common Stock.

                             LCS INDUSTRIES, INC.
PROXY
             ANNUAL MEETING OF STOCKHOLDERS -- FEBRUARY 11, 1997

   The undersigned, having received the Notice of Annual Meeting of Stockholders and Proxy Statement, hereby constitutes and appoints Arnold J. Scheine, Marvin Cohen and Pat R. Frustaci, and each of them, attorneys and proxies with full power of substitution to represent the undersigned at the Annual Meeting of Stockholders of LCS Industries, Inc. to be held at the offices of the SpeciaLISTS Ltd., 1200 Harbor Boulevard, Weehawken, New Jersey, on Tuesday, February 11, 1997 at 10:00 a.m., and any adjournment or adjournments thereof, with all the powers the undersigned would possess if personally present, upon the proposals set forth below and in their discretion upon any other business or matters incident to the conduct of the Meeting that may properly come before the Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3 AND 4.

1. The election of one Director to serve a three-year term: Bernard Ouziel
   |_|  VOTE FOR   |_|  WITHHOLD AUTHORITY TO VOTE FOR

2. The ratification of the selection of Deloitte & Touche LLP as independent auditors for the 1997 fiscal year.
   |_| FOR   |_| AGAINST   |_| ABSTAIN

3. The ratification of the granting of non-qualified stock options to Mr. Arnold J. Scheine, President and Chief Executive Officer, and Mr. Marvin Cohen, Senior Vice President and Secretary, to purchase 23,600 and 11,800 shares, respectively, of the Company's Common Stock, par value $.01.
   |_| FOR   |_| AGAINST   |_| ABSTAIN

4. The approval for the 1996 Non-Employee Directors Stock Option Plan.
   |_| FOR   |_| AGAINST   |_| ABSTAIN

This Proxy is solicited on behalf of the Board of Directors. If not otherwise specified above, this Proxy will be voted FOR the election of one Director, FOR the ratification of the selection of Deloitte & Touche LLP as independent auditors for the 1997 fiscal year, FOR the ratification of the granting of non-qualified options to Messers. Scheine and Cohen and FOR the approval of the 1996 Non- Employee Directors Stock Option Plan. The Board of Directors is not aware of any other matters to be presented to the Meeting.

Dated:
      --------------------        ----------------------------------------------
                                  (Signature)

                                  ----------------------------------------------
                                  (Signature if held jointly)

                                  Please sign exactly as name appears above. If a corporation, please sign in full corporate name by a duly authorized officer. If a partnership, please sign in partnership name by a duly authorized partner. Executors, administrators and trustees should so indicate when signing. If shares are held jointly EACH holder should sign. To assist our planning, please check here if you plan personally to attend the Meeting. |_|